UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 27, 2008
Date of Report (Date of earliest event reported)
ASSOCIATED MATERIALS, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24956 (Commission File Number)	75-1872487 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c) On February 27, 2008, Associated Materials (the “Company”), which is an indirect subsidiary of AMH Holdings, LLC, appointed Cynthia L. Sobe to serve as its Vice President — Chief Financial Officer, Treasurer and Secretary. Ms. Sobe will also hold this office for Associated Materials Holdings LLC., the Company’s direct parent company, and for AMH Holdings, LLC and AMH Holdings II, Inc., the Company’s indirect parent companies. Ms. Sobe has been with the Company since 2001 having served as Vice President — Corporate Controller until October 2005 and most recently as Vice President — Finance. Ms. Sobe has also been serving as the Company’s Interim Chief Financial Officer since September 2007.
The terms of the employment agreement between the Company and Ms. Sobe (the “Employment Agreement”) have not yet been finalized. The material terms of the Employment Agreement will be described in an amendment to this Current Report on Form 8-K and such agreement will be filed as an exhibit thereto when the terms of the Employment Agreement become final.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC
DATE: February 27, 2008	By:	/s/ Cynthia L. Sobe
Cynthia L. Sobe
Vice President — Chief Financial Officer, Treasurer and Secretary

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